                                                                   Exhibit 10.81

                             Authorization Agreement

     I, Sun Hao, a Chinese citizen with ID Card No. 110108721231631, hereby irrevocably authorizes Mr. Wang Qindai to exercise the following powers and rights during the term of this Authorization Agreement:

     I hereby authorizes Mr. Wang Qindai to exercise on my behalf at the shareholders' meetings of Beijing Enterprise Network Technology Co., Ltd. ("Company") the full voting rights as the shareholder of the Company as have been given to me by law and under the Articles of Association of the Company, including but not limited to, the voting rights regarding the sale or transfer of any or all of the shares of the Company held by me and acting as my authorized representative on the shareholders' meeting of the Company to designate and appoint the directors of the Company.

     Such authorization is based upon the condition that Mr. Wang Qindai is acting as the general manager of Hurray! Times Communications (Beijing) Ltd. and Hurray! Times Communications (Beijing) Ltd. agrees to such authorization and designation. Once Mr. Wang Qindai no longer holds the position of the general manager of Hurray! Times Communications (Beijing) Ltd., such authorization as granted to him by me hereunder shall be automatically terminated. Then I will designate/authorize the Chinese successor of the position of the general manager of Hurray! Times Communications (Beijing) Ltd. to exercise the full voting rights on my behalf at the shareholders' meetings of the Company.

     The term of this Authorization Agreement is 10 years commencing from the execution date of this Authorization Agreement unless the early termination of the Operating Agreement jointly executed by the Company, Hurray! Times Communications (Beijing) Ltd., Wang Xiaoping and me by any reason. This Authorization Agreement is executed in Chinese.


                                                           By: /s/ Sun Hao
                                                               -----------------
                                                                 August 15, 2004